Exhibit 23

KPMG Peat Marwick LLP

    99 High Street           Telephone 617 988 1000   Telefax 617 988 0800
    Boston, MA 02110-2371






                       Consent of Independent Auditors
                       -------------------------------


The Board of Directors and Stockholders
 of Westerbeke Corporation:

We consent to the incorporation by reference in the Registration Statement ( File No. 33-24435) on Form S-8 of Westerbeke Corporation of our report dated December 20, 1996 relating to the consolidated balance sheets of Westerbeke Corporation and subsidiary as of October 26, 1996 and October 28, 1995, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended October 26, 1996, and related schedule, which report appears in the October 26, 1996 annual report on Form 10-K of Westerbeke Corporation.



                                       By  /s/ KPMG Peat Marwick LLP
                                       -----------------------------

Boston, Massachusetts
January 22, 1997